EXHIBIT 99.1

NILE LEATHAM, ESQ.
Nevada Bar No. 002838
BLAINE F. BATES, ESQ.
Nevada Bar No. 005215
Kolesar & Leatham, Chtd.
3320 W. Sahara Avenue, Suite 380
Las Vegas, NV 89102
Telephone: (702) 362-7800

Attorneys for Debtor-in-Possession
  ALTA GOLD CO.

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEVADA
* * *
In re: ALTA GOLD CO., Tax ID #87-0259249 Debtor. ------------------------------------------------	BK-N-99-31080-GWZ Chapter 11 DATE: March 30, 2000 TIME: 8:00 a.m.

MOTION TO CONVERT CASE TO CHAPTER 7

        Debtor in Possession, Alta Gold Co. ("Debtor"), by and through its counsel, Kolesar & Leatham, Chtd., hereby files its Motion to Covert Case to Chapter 7. This motion is made and based upon the attached points and authorities, all the pleadings and papers on file herein, and such argument as may be presented at the time of hearing said motion.

        DATED this 7th day of March, 2000.

Kolesar & Leatham, Chtd.

By: /s/ Blaine F. Bates
    NILE LEATHAM, ESQ.
    3320 W. Sahara Avenue, Suite 380
    Las Vegas, NV 89102

Attorneys for Debtor-in-Possession
  ALTA GOLD CO.

POINTS AND AUTHORITIES
I.    Factual Background

        The Debtor filed a voluntary petition under Chapter 11 of the Bankruptcy Code on April 14, 1999 ("Petition Date"), thereby commencing the above-captioned case. Pursuant to Bankruptcy Code Sec. Sec. 1107 and 1108, the Debtor continues to operate its business as a debtor in possession.

        Alta is engaged in the exploration, development, mining and production of gold on properties located in Nevada, and owns three base metals properties in the western United States. In 1994, Alta acquired three gold properties, the Kinsley mine ("Kinsley") located in Elko County, Nevada; the Olinghouse property ("Olinghouse") located in Washoe County, Nevada; and the Griffon property ("Griffon") located in White Pine County, Nevada; and one copper property, the Copper Flat property ("Copper Flat") located in Sierra County, New Mexico. Alta completed mining at Kinsley in the first quarter of 1998; put Griffon into operation in the third quarter of 1997; put Olinghouse into operation in the third quarter of 1998, and, at the time of the bankruptcy filing, was engaged in the permitting process with respect to Copper Flat. Alta also own or leases other mining properties.

        Alta was dependent upon cash flow from operations at Olinghouse and Griffon to fund its operations. During 1998, Alta's operating results were negatively impacted by start-up problems at Olinghouse, as well as cost overruns caused by delays in obtaining all of the necessary permits. As a result of the start-up problems and permitting delays, gold production at Olinghouse in 1998 was less than expected and the cash cost of gold production exceeded the sale price, resulting in negative cash flow from operations at Olinghouse. As of December 31, 1998, Alta's line of credit had been drawn to its maximum amount, the majority of its accounts payable were past due, production at Olinghouse was below expectation and available cash was limited, all of which contributed to substantial doubt about Alta's ability to continue as a going concern.

        Despite continued positive cash flow from Griffon and the identification and correction of many of the start-up problems which caused Olinghouse's production shortfall, Alta was unable to meet its production goals for Olinghouse after filing bankruptcy. These production shortfalls resulted in the cessation of Alta's mining, milling and crushing operations at Olinghouse in August 1999.

        Despite aggressive pursuit of outside sources of capital by Alta's management, and despite the efforts of Warrior, a consultant employed for the purpose of attempting to sell some or all of Alta's operations to preserve their going concern value, Alta is unable to reorganize or to sell its assets in an orderly fashion outside the context of a chapter 7 liquidation. As a result, Alta's Board of Directors has authorized the filing of the instant Motion to Convert Case to Chapter 7.

II. Legal Argument

        Pursuant to Bankruptcy Code Sec. 1112(a), the debtor in possession, prior to confirmation of a chapter 11 plan, has the absolute right to convert a voluntarily filed chapter 11 case to one under chapter 7. 11 U.S.C. Sec. 1112(a) (1994); In re Marill Alarm Systems, 100 B.R. 606, 606 (Bankr. S. D. Fla 1989) (and cases cited therein). Such conversion shall be upon motion with 20 days notice to creditors. Fed. R. Bankr. P. 1017(d) and 2002(a). Alta hereby requests an order converting the pending chapter 11 case to one under chapter 7.

III. Conclusion

        For all of the foregoing reasons, the Debtor requests that the Court grant its motion to convert the chapter 11 case to one under chapter 7.

        DATED this 7th day of March 2000.

Kolesar & Leatham, Chtd.

By:  /s/ Blaine F. Bates
     NILE LEATHAM, ESQ.
     3320 W. Sahara Avenue, Suite 380
     Las Vegas, NV 89102

Attorneys for Debtor-in-Possession
  ALTA GOLD CO.